Exhibit 24

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Moody's Corporation (the "Company") in their respective capacities set forth below constitutes and appoints John J. Goggins and Jeanne Dering, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended, (the "Act") and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the registration under such Act of the common stock of the Company to be issued by the Company pursuant to the 1998 Moody's Corporation Non-Employee Directors' Stock Incentive Plan (as amended and restated as of April 23, 2001) and the 2001 Moody's Corporation Key Employees' Stock Incentive Plan to the extent that any such registration may be required in the opinion of the executive officers of the Company, upon the advice of counsel, including without limitation, the power and authority to sign the name of the undersigned individual in the capacity indicated below opposite the name of such individual to any Registration Statement on Form S-8 or any Form relating to the registration of such common stock to be filed with the Securities and Exchange Commission with respect to said common stock, to sign any and all amendments (including post-effective amendments) and supplements to any such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.



   Signature                           Title                      Date

/s/ John Rutherfurd, Jr.        President, Chief Executive    February 25, 2003
-------------------------       Officer and Director
     John Rutherfurd, Jr.       (principal executive officer)


/s/ Charles R. Bruschi          Vice President and Corporate  February 25, 2003
--------------------------      Controller (principal
     Charles R. Bruschi         accounting officer)

/s/ Hall Adams, Jr.             Director                      February 25, 2003
--------------------------
     Hall Adams, Jr.

/s/ Clifford L. Alexander, Jr.  Director                      February 25, 2003
--------------------------
     Clifford L. Alexander, Jr.

/s/ Mary Johnston Evans         Director                      February 25, 2003
--------------------------
     Mary Johnston Evans

/s/ Robert R. Glauber           Director                      February 25, 2003
 --------------------------
     Robert R. Glauber

/s/ Connie Mack                 Director                      February 25, 2003
---------------------------
     Connie Mack

/s/ Henry A. McKinnell          Director                      February 25, 2003
----------------------------
     Henry A. McKinnell